Exhibit 99.1

PRESS RELEASE

VCG Holding Corp. Announces It Has Received Its License for

The Jaguar’s Gold Club in Dallas, Texas

•   Company Expects To Close Acquisition On April 14, 2008

•   2007 Earnings Guidance Will Be Exceeded

DENVER (BUSINESS WIRE) March 31, 2008 – VCG Holding Corp. (NASDAQ: VCGH), a growing and leading consolidator and operator of adult nightclubs, today announced that it has received its license for the previously announced acquisition of the Jaguar’s Gold Club in Dallas, Texas. The Company expects to complete the acquisition on April 14, 2008.

The Company purchased 100% of the stock of Manana Productions, Inc., the owner of the Jaguar’s Gold Club in Dallas, Texas, for cash consideration of approximately $6.8 million. This purchase price represents 3.3 times the Club’s EBITDA and VCG will finance the acquisition with available cash and debt. The purchase includes the building, which is subject to a 25 year land lease.

The Jaguar’s Gold Club is a Bring Your Own Bottle (BYOB) establishment, and is not subject to a liquor license or the state liquor tax. The Jaguar’s Gold Club has been open for over two years and is on pace to generate annual revenues of approximately $5.0 million and pretax operating profits of around $2.0 million in 2007.

Troy Lowrie, Chairman and CEO of VCG Holding, stated, “We are pleased that this acquisition is nearing completion, as the issuance of the license took longer than originally anticipated. The Jaguar’s Club will be immediately accretive to our earnings for 2008. With the addition of this Club, we have added to our footprint in Texas and now own two Texas clubs. The BYOB business model is very attractive to the Company because of its high level of profitability. Of the 19 clubs we own and operate three, fall under this operating model.”

Mr. Lowrie concluded, “I would like to use this opportunity to discuss the release earlier today regarding the delay in filing our 2007 fourth-quarter and year-end financial results. We are disappointed that we were not able to file our results on time, and will work diligently to improve our accounting structure and standards in order to file on time in the future. I would like to stress that this delay has nothing to do with any errors in accounting and we believe that we will exceed our 2007 earnings guidance of $0.43 per diluted share.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

390 Union Blvd. | Suite 540 | Lakewood, CO 80228 | ph: 303.934.2424 | fx: 303.922.0746 | 1.800.627.8243 |

www.vcgh.com

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:

Troy H. Lowrie, CEO

Brent Lewis, CFO

VCG Holding Corporation

390 Union Blvd, Suite 540

Lakewood, Colorado 80228

Telephone	303.934.2424
Facsimile	303-922.0746
Email:	tlowrie@vcgh.com
blewis@vcgh.com